UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14222	22-3410353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West Whippany, NJ	07981
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 887-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 10, 2015, Suburban Propane Partners, L.P. (“Suburban”) issued a press release announcing that it, together with Suburban Energy Finance Corp., a wholly-owned subsidiary (together with Suburban, the “Issuers”), had commenced a cash tender offer for any and all of the $250,000,000 aggregate principal amount of their unsecured 7 -3/8 % senior notes due 2020 (the “Notes”). In connection with the tender offer, the Issuers are soliciting consents to effect certain proposed amendments to the indenture governing the Notes to eliminate most of the restrictive covenants, shorten the minimum notice period for redemption of the Notes to three business days and amend certain other provisions.

A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On February 10, 2015, Suburban issued a press release announcing the commencement of its public offering of $250,000,000 aggregate principal amount of senior notes due 2025.

A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press release of Suburban Propane Partners, L.P. dated February 10, 2015, announcing the commencement of a cash tender offer for any and all of the $250,000,000 aggregate principal amount of the unsecured 7 -3/8 % senior notes due 2020 of Suburban Propane Partners, L.P. and Suburban Energy Finance Corp. and a related solicitation of consents to certain proposed amendments to the indenture in respect of such notes.

99.2	Press release of Suburban Propane Partners, L.P. dated February 10, 2015, announcing the commencement of its public offering of senior notes due 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

Date: February 10, 2015	By:	/s/ MICHAEL A. KUGLIN
	Name:	Michael A. Kuglin
	Title:	Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit

99.1	Press release of Suburban Propane Partners, L.P. dated February 10, 2015, announcing the commencement of a cash tender offer for any and all of the $250,000,000 aggregate principal amount of the unsecured 7 -3/8 % senior notes due 2020 of Suburban Propane Partners, L.P. and Suburban Energy Finance Corp. and a related solicitation of consents to certain proposed amendments to the indenture in respect of such notes.

99.2	Press release of Suburban Propane Partners, L.P. dated February 10, 2015, announcing the commencement of its public offering of senior notes due 2025.